Exhibit 23(a) - Consent of Ernst and Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 15, 2002, with respect to the consolidated financial statements of Golden American Life Insurance Company, included in Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Form S-2 No. 333-57212) and the related Prospectus of Golden American Life Insurance Company.

                                       /s/Ernst and Young LLP


Atlanta, Georgia
April 24, 2002